Exhibit 10.54

VARIAN MEDICAL SYSTEMS, INC.
Fifth Amended and Restated 2005 Omnibus Stock Plan
PERFORMANCE UNIT AGREEMENT
Varian Medical Systems, Inc. (the “Company”) hereby awards to the designated employee (“Employee”), Performance Units under the Company’s Fifth Amended and Restated 2005 Omnibus Stock Plan (the “Plan”). The Performance Units awarded under this Performance Unit Agreement (the "Agreement") consist of the right to receive shares of common stock of the Company (“Shares”). The Grant Date is the date of this Agreement (the “Grant Date”). Subject to the provisions of Appendix A of this Agreement ("Appendix A") (attached) and of the Plan, the principal features of this award are as follows:
Number of Performance Units at or Below Threshold Performance: Zero (0)
Number of Performance Units at Target Performance: (Your Target Grant)
Maximum Number of Performance Units: (Potential Maximum)
Performance Period: [INSERT PERFORMANCE PERIOD] (the “Performance Period”)
Performance Goals: The actual number of Shares to be earned under this award will be determined based on the performance goals set forth in Appendix B which shall be separately provided to Employee by the Company (the “Performance Goals”). Such Performance Goals and the extent to which they have been achieved will be determined by the Compensation and Management Development Committee (the “Committee”) of the Board of Directors of the Company (the “Board”), in its sole discretion. The number of Shares earned on account of performance between threshold and target or between target and maximum shall be determined in accordance with the applicable performance curve(s) set forth in Appendix B which shall be separately provided to Employee by the Company.
As provided in the Plan, this Agreement and Appendix A, this award may terminate before the end of the Performance Period. For example, if Employee’s employment ends before the end of the Performance Period, this award will terminate at the same time as such termination unless an exception applies as set forth in Appendix A. Important additional information on vesting and forfeiture of the Performance Units covered by this award is contained in Paragraphs 2 through 7 of Appendix A.
Your acceptance online at the service provider website or, as provided below, your signature below indicates your agreement and understanding that this award is subject to all of the terms and conditions contained in Appendix A and the Plan. For example, important additional information on vesting and forfeiture of the Performance Units covered by this award is contained in Paragraphs 2 through 7 of Appendix A. PLEASE BE SURE TO READ ALL OF APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS AGREEMENT. YOU CAN REQUEST A COPY OF THE PLAN BY CONTACTING THE CORPORATE HUMAN RESOURCES OFFICE IN PALO ALTO, CALIFORNIA. TO THE EXTENT ANY CAPITALIZED TERMS USED IN APPENDIX A ARE NOT DEFINED HEREIN, THEY WILL HAVE THE MEANING ASCRIBED TO THEM IN THE PLAN.

VARIAN MEDICAL SYSTEMS, INC.    EMPLOYEE

By:
Title:            [NAME]

A-2

APPENDIX A
TERMS AND CONDITIONS OF PERFORMANCE UNITS
1.Award. The Company hereby awards to the Employee under the Plan as a separate incentive in connection with his or her employment, and not in lieu of any salary or other compensation for his or her services, an award of [TARGET NUMBER] Performance Units on the date hereof, subject to all of the terms and conditions in this Agreement and the Plan.
2.        Vesting. To the extent that the Performance Goals are achieved and Shares are earned (which may range from zero to [POTENTIAL MAX NUMBER]), as determined and certified by the Committee in its sole discretion, then the earned Shares shall be paid following the end of the Performance Period no later than [INSERT DATE] immediately following the end of the Performance Period (the “Settlement Date”) provided that the Employee shall have been continuously employed by the Company or by one of its Affiliates from the Grant Date through the last day of the Performance Period (the “Employment Requirement”). For the avoidance of doubt and for purposes of these Performance Units only, Termination of Service will be deemed to occur as of the date the Employee is no longer actively providing services as an employee of the Company or an Affiliate (except, in certain circumstances at the sole discretion of the Company, to the extent the Employee is on an approved leave of absence) and will not be extended by any notice period or “garden leave” that may be required contractually or under applicable laws, unless otherwise determined by the Company in its sole discretion. For the avoidance of doubt, in the event that the Employment Requirement is waived pursuant to Paragraph 3, 4 or 6, except as set forth in Paragraph 7, payout of the Performance Units shall continue to depend on the extent to which the Performance Goals are achieved and Shares are earned, as determined and certified by the Committee in its sole discretion.
3.        Retirement If Employee has a Termination of Service due to Retirement (defined as the Employee’s voluntary termination of employment at age 55 years or more of age with 10 or more years of service with the Company or its Affiliates, or age 65 or older) on or prior to the last day of the Performance Period, Employee shall be treated for purposes of this Agreement as having been continuously employed by the Company or by one of its Affiliates through the last day of the Performance Period; provided, however, that the threshold, target and maximum number of Performance Units subject to this Agreement (and potential payouts in between) shall be adjusted proportionally by the time during the three (3) year Performance Period that the Employee remained an employee of the Company (based upon a 365 day year).  For example, if the Employee is granted a target number of Performance Units equal to 6,000 and the Employee Terminated Service due to the Employee's Retirement 30 days after the Grant Date, then the Employee's target number of Performance Units would be reduced from 6,000 shares to 164 shares (6,000 x 30/1,095) and the balance of the Performance Units would be cancelled. For the avoidance of doubt, except as set forth in Paragraph 7, the actual number of Shares earned with respect to such adjusted number of Performance Units shall continue to depend on the extent to which the Performance Goals are achieved and Shares are earned, as determined and certified by the Committee in its sole discretion.
4.    Committee Discretion. The Committee, in its absolute discretion, may waive the Employment Requirement with respect to all or any portion of the Performance Units at any time.

5.    Forfeiture. Except as provided in Paragraphs 3, 4, 6 or 7(b) and notwithstanding any contrary provision of this Agreement, in the event that Employee ceases to be continuously employed by the Company or by one of its Affiliates through the last day of the Performance Period, the Performance Units shall thereupon be forfeited.
6.    Death or Disability of Employee. In the event of the Employee's death prior to Employee's Termination of Service or Termination of Service due to Disability, Employee shall be treated for purposes of this Agreement as having been continuously employed by the Company or by one of its Affiliates through the last day of the Performance Period. Any distribution or delivery to be made to the Employee under this Agreement shall, if the Employee is then deceased, be made to the Employee’s designated beneficiary, or if either no beneficiary survives the Employee or the Committee does not permit beneficiary designations, to the administrator or executor of the Employee’s estate. Any designation of a beneficiary by the Employee shall be effective only if such designation is made in a form and manner acceptable to the Committee. Any transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.
7.    Change in Control.
(a)    In the event of a Change in Control (defined below) in which the Performance Units are assumed, the Performance Goals shall be deemed to be satisfied at target and the target number of Shares (as adjusted pursuant to Section 12 hereof) shall be paid to the Employee on the Settlement Date provided that Employee shall have been continuously employed by the Company or by one of its Affiliates from the Grant Date through the last day of the original Performance Period (or shall have had an earlier Termination of Service due to Retirement or death or as described in the second to last sentence of this Section 7(a)). In the event Employee shall have had an earlier Termination of Service due to Retirement, such target number of Shares shall be prorated in accordance with Paragraph 3 hereof. If Employee has entered into a Change in Control Agreement (the “CIC Agreement”) with the Company on or prior to the date of the applicable Change in Control and the Employee’s employment terminates under the circumstances described in Section 2(d) or 4(a) of the CIC Agreement, then Employee shall become vested in the target number of Shares (as adjusted pursuant to Section 12 hereof, if applicable) upon the Release Deadline (as defined in the CIC Agreement) provided that Employee shall have executed and not revoked the Release (as defined in the CIC Agreement) by the Release Deadline and such Shares shall be paid to the Employee on the Settlement Date; provided, however, that if a Change in Control is not consummated by the Release Deadline, Employee shall not be entitled to any payments or benefits on account of Employee’s termination described in such Section 2(d). In the event of any conflict between this Agreement and CIC Agreement, this Agreement shall control.
(b)    Notwithstanding the foregoing or anything to the contrary set forth in the Plan or any other agreement or arrangement, in the event that the Performance Units are not assumed in connection with a Change in Control, the Performance Goals shall be deemed satisfied at target and the target number of Shares shall be paid to the Employee on the Settlement Date in the same form, and determined in accordance with the undiscounted value of, the consideration received by the holders of Shares in the Change in Control without the requirement that Employee shall have been continuously employed by the Company or by one of its Affiliates from the Grant Date through the last day of the original Performance Period and without the requirement that any portion of such payment be subject to any escrow, earn-out or similar provision.
For purposes of this Agreement, Change in Control shall mean the occurrence of any of the following:
(i) Any individual or group constituting a “person”, as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended, (other than (A) the Company or any of its subsidiaries or (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any of its subsidiaries), is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s outstanding securities then entitled ordinarily (and apart from rights accruing under special circumstances) to vote for the election of directors; or
(ii) Continuing Directors (directors of the Company in office on the date hereof and any successor to any such director who was nominated or selected by a majority of the Continuing Directors in office at the time of the director’s nomination or selection and who is not an “affiliate” or “associate” (as defined in Regulation 12B under the Securities Exchange Act of 1934, as amended) of any person who is the beneficial owner, directly or indirectly, of securities representing ten percent (10%) or more of the combined voting power of the Company’s outstanding securities then entitled ordinarily to vote for the election of directors) cease to constitute at least a majority of the Board; or
(iii) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (a “Transaction”), in each case with respect to which the stockholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own more than 50% of the combined voting power of the Company or other corporation resulting from such Transaction; or
(iv) all or substantially all of the assets of the Company are sold, liquidated or distributed; provided, however, that a “Change in Control” shall not be deemed to have occurred under this Agreement if, prior to the occurrence of a specified event that would otherwise constitute a Change in Control hereunder, the disinterested Continuing Directors then in office, by a majority vote thereof, determine that the occurrence of such specified event shall not be deemed to be a Change in Control with respect to Employee hereunder if the Change in Control results from actions or events in which Employee is a participant in a capacity other than solely as an officer, employee or director of the Company.

8.        Settlement of Performance Units; Dividend Equivalents.
(a)     Status as a Creditor. Unless and until the Performance Units have vested in accordance with Paragraph 2, 3, 4, 6 or 7 above, the Employee will have no settlement right with respect to any Performance Units. Prior to settlement of any vested Performance Units, the Performance Units will represent an unfunded and unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. The Employee is an unsecured general creditor of the Company, and settlement of vested Performance Units is subject to the claims of the Company’s creditors.

(b)    Form and Timing of Settlement. Performance Units will automatically be settled in the form of Shares on the Settlement Date to the extent earned in accordance with the terms hereof. Fractional Shares will not be issued with respect to Performance Units. Where a fractional Share would be owed to the Employee with respect to vested Performance Units, a cash payment equivalent will be paid in place of any such fractional Share using the Fair Market Value on the relevant Settlement Date. No cash will be issued with respect to the Performance Units except as described in the preceding sentence with respect to fractional shares.
Dividend Equivalents. In the event that the Company declares a cash dividend on its Shares having a record date on or after the Grant Date and prior to the date the vested Performance Units are settled, an amount equal to the per Share cash dividend(s) multiplied by the number of Shares earned and payable under the Performance Units granted to Employee under this Agreement, if any, shall be accrued on the Employee’s behalf and paid in cash to Employee at the same time and otherwise under the same terms and conditions as apply to such earned and payable Performance Units.
9.    Tax Liability and Withholding. The Company or one if its Affiliates may assess applicable tax liability and requirements (including any income tax or tax withholdings, social contributions, required deductions, or other payments) in connection with the Employee’s participation in the Plan, including, without limitation, tax liability associated with the grant, vesting or settlement of Performance Units or sale of the underlying Shares (collectively the “Tax-Related Items”). These requirements may change from time to time as laws or interpretations change. Regardless of the Company’s or the Affiliate’s actions in this regard, and as a condition to the grant, vesting, and settlement of the Performance Units, the Employee hereby acknowledges and agrees that all the Tax-Related Items shall be the Employee’s responsibility and liability and may exceed any amount actually calculated, withheld, or requested from the Employee by the Company or any Affiliate. Further, the Employee acknowledges and agrees that the Company (a) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Performance Units; and (b) does not commit to structure the terms of the award or any aspect of the Performance Units to reduce or eliminate the Employee’s liability for Tax-Related Items or achieve any particular tax result. The Employee acknowledges that the Company’s obligation to issue or deliver Shares shall be subject to satisfaction of all Tax-Related Item. The Tax-Related Items shall be satisfied by the Company’s withholding all or a portion of any Shares that otherwise would be issued to the Employee upon settlement of the vested Performance Units; provided that amounts withheld shall not exceed the amount necessary to satisfy the Company’s tax withholding obligations. Such withheld Shares shall be valued based on the Fair Market Value as of the date the withholding obligations are satisfied. Furthermore, the Employee agrees to pay the Company or the Affiliate any Tax-Related Items that cannot be satisfied by the foregoing methods. The Employee also agrees that he or she will not make any claim against the Company, or any of its directors, employees or Affiliates related to tax liabilities arising from the Performance Units. The Employee further acknowledges and agrees that the Employee is responsible for filing all relevant documentation that may be required in relation to the Performance Units or any Tax-Related Items (other than filings or documentation that is the specific obligation of the Company or an Affiliate pursuant to applicable law) such as but not limited to personal income tax returns or reporting statements in relation to the grant, vesting or settlement of the Performance Units, the holding of Shares or any bank or brokerage account, the subsequent sale of Shares, and the receipt of any dividends or dividend equivalents. The Employee also understands that applicable laws may require varying Share or Performance Unit valuation methods for purposes of calculating Tax-Related Items, and the Company assumes no responsibility or liability in relation to any such valuation or for any calculation or reporting of income or Tax-Related Items that may be required of the Employee under applicable laws. Further, if the Employee has become subject to Tax-Related Items in more than one jurisdiction, the Employee acknowledges that the Company or an Affiliate may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
10.    Rights as Stockholder. Neither the Employee nor any person claiming under or through the Employee shall have any of the rights or privileges of a stockholder of the Company in respect of any Performance Units (whether vested or unvested) unless and until such Performance Units are settled in Shares and certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Employee. After such issuance, recordation and delivery, the Employee shall have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares. This Agreement does not provide for dividend equivalents.
11.    Acknowledgments. The Employee acknowledges and agrees to the following:

•	The Plan is discretionary in nature and the Committee may amend, suspend, or terminate it at any time;

•
The grant of the Performance Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Performance Units, or benefits in lieu of the Performance Units even if the Performance Units have been granted repeatedly in the past;

•
All determinations with respect to such future Performance Units, if any, including but not limited to, the times when the Performance Units shall be granted or when the Performance Units shall vest, will be at the sole discretion of the Committee;

•	The Employee’s participation in the Plan is voluntary;

•
The value of the Performance Units is an extraordinary item of compensation, which is outside the scope of the Employee’s employment contract (if any), except as may otherwise be explicitly provided in the Employee’s employment contract (if any);

•
The Performance Units are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating termination, severance, resignation, redundancy, end of service, or similar payments, or bonuses, long-service awards, pension or retirement benefits;

•
The future value of the Shares is unknown and cannot be predicted with certainty and may decrease in value; further, neither the Company nor any Affiliate is responsible for any foreign exchange fluctuation between local currency and the United States Dollar or the selection by the Company or any Affiliate in its sole discretion of an applicable foreign currency exchange rate that may affect the value of the Performance Units (or the calculation of income or Tax-Related Items thereunder);

•
No claim or entitlement to compensation or damages arises from the termination of the award or diminution in value of the Performance Units or Shares, and the Employee irrevocably releases the Company and its Affiliates from any such claim that may arise;

•	Neither the Plan nor the Performance Units shall be construed to create an employment relationship where any employment relationship did not otherwise already exist;

•
Nothing in this Agreement or the Plan shall confer upon the Employee any right to continue to be employed by the Company or any Affiliate or shall interfere with or restrict in any way the rights of the Company or the Affiliate, which are hereby expressly reserved, to terminate the employment of the Employee under applicable law;

•	The transfer of employment of the Employee between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service;

•
Nothing herein contained shall affect the Employee’s right to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance or other employee welfare plan or program of the Company or any Affiliate.

•
Unless otherwise permitted by the Company, any cross-border cash remittance made to transfer proceeds received upon the sale of Shares must be made through a locally authorized financial institution or registered foreign exchange agency and may require the Company or the Employee to provide to such entity certain information regarding the transaction.

12.    Changes in Stock. In the event that as a result of a stock dividend, stock split, reclassification, recapitalization, combination of Shares or the adjustment in capital stock of the Company or otherwise, or as a result of a merger, consolidation, spin-off or other reorganization, the Company’s common stock shall be increased, reduced or otherwise changed, the Performance Units shall, subject to Section 409A of the Code, be properly adjusted.
13.    Address for Notices. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of its Secretary, at 3100 Hansen Way, Palo Alto, California 94304, or at such other address as the Company may hereafter designate in writing.
14.    Restrictions on Transfer. Except as provided in Paragraph 6 above, this award and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this award, or of any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this award and the rights and privileges conferred hereby immediately shall become null and void. Regardless of whether the transfer or issuance of the Shares to be issued pursuant to this Agreement has been registered under the Securities Act of 1933, as amended (the "1933 Act") or has been registered or qualified under the securities laws of any state, the Company may impose additional restrictions upon the sale, pledge, or other transfer of the Shares (including the placement of appropriate legends on stock certificates and the issuance of stop-transfer instructions to the Company’s transfer agent) if, in the judgment of the Company and the Company’s counsel, such restrictions are necessary in order to achieve compliance with the provisions of the 1933 Act, the securities laws of any state, or any other law. Stock certificates evidencing the Shares issued pursuant to this Agreement, if any, may bear such restrictive legends as the Company and the Company’s counsel deem necessary under applicable laws or pursuant to this Agreement.
15.    Binding Agreement. Subject to the limitation on the transferability of this award contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
16.    Conditions for Issuance of Certificates for Stock. The Shares deliverable to the Employee upon settlement of vested Performance Units may be either previously authorized but unissued Shares or issued Shares which have been reacquired by the Company. Subject to Section 409A of the Code, the Company shall not be required to issue any certificate or certificates for Shares hereunder prior to fulfillment of all the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; (c) the approval or other clearance from any state or federal governmental regulatory body, which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the Settlement Date as the Committee may establish from time to time for reasons of administrative convenience. To the extent applicable laws may restrict or prevent the settlement of the Performance Units, neither the Company nor any Affiliate assumes liability in relation to the Performance Units.
17.    Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern.
18.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to its principles of conflicts of law. For purposes of litigating any dispute that may arise directly or indirectly from this Agreement, the parties hereby submit and consent to the exclusive jurisdiction of the State of California and agree that any such litigation shall be conducted only in the courts of California or the federal courts of the United States located in California and no other courts.
19.    Committee Authority. The Committee shall have the power to interpret the Plan and this Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Employee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.
20.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Employee’s participation in the Plan, on the Performance Units and the Shares subject to the Performance Units and on any other award or Shares acquired under the Plan, or take any other action, to the extent the Company determines it is necessary or advisable in order to comply with applicable laws or facilitate the administration of the Plan. The Employee agrees to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Furthermore, the Employee acknowledges that the applicable laws of the country in which the Employee is residing or working at the time of grant, vesting and settlement of the Performance Units or the sale of Shares received pursuant to the Performance Units (including any rules or regulations governing securities, foreign exchange, tax, labor, or other matters) may subject the Employee to additional procedural or regulatory requirements that the Employee is and will be solely responsible for and must fulfill. Such requirements may be outlined in but are not limited to the Country-Specific Addendum (the “Addendum”) attached hereto, which forms part of this Agreement. Notwithstanding any provision herein, the Employee’s participation in the Plan shall be subject to any applicable special terms and conditions or disclosures as set forth in the Addendum. The Employee also understands and agrees that if he works, resides, moves to, or otherwise is or becomes subject to applicable laws or Company policies of another jurisdiction at any time, certain country-specific notices, disclaimers and/or terms and conditions may apply to him as from the Grant Date, unless otherwise determined by the Company in its sole discretion.
21.    Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
22.    Severability. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.
23.    Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Employee expressly warrants that he or she is not executing this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.
24.    Amendment, Suspension or Termination of the Plan. By accepting this award, the Employee expressly warrants that he or she has received a right to an equity based award under the Plan, and has received, read, and understood a description of the Plan. The Employee understands that the Plan is discretionary in nature and may be modified, suspended, or terminated by the Company at any time.
25.    Authorization to Release and Transfer Necessary Personal Information. The Employee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her Personal Data (as described below)by and among, as applicable, the Company and the Affiliates for the exclusive purpose of implementing, administering and managing the Employee’s participation in the Plan. The Employee understands that refusal or withdrawal of consent will affect the Employee’s ability to participate in the Plan; without providing consent, the Employee will not be able to participate in the Plan or realize benefits (if any) from the Performance Unit.
The Employee understands that the Company and the Affiliates or designated third parties may hold personal information about the Employee including, but not limited to, the Employee’s name, home address and telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title, number of Shares held and the details of all Performance Units or any other entitlement to Shares awarded, cancelled, vested, unvested or outstanding for the purpose of implementing, administering and managing the Employee’s participation in the Plan (the “Personal Data”). The Employee understands that the Data may be transferred to the Company or any of the Affiliates, or to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Employee’s country or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Employee’s country. In particular, the Company may transfer Personal Data to the broker or stock plan administrator assisting with the Plan, to its legal counsel and tax/accounting advisor and to the Subsidiary or Affiliate that is the Employee’s employer and its payroll provider.
The Employee should also refer to the Company’s Data Privacy Policy (which is available to the Employee separately and may be updated from time to time) for more information regarding the collection, use, storage, and transfer of the Employee’s Personal Data.
26.    Electronic Delivery and Agreement: By executing this Agreement, whether in writing or by electronic means, or by otherwise accepting the Performance Units or any Shares, the Employee consents to the electronic delivery of the Plan documents, this Agreement, and any other Company-related documents. The Employee also agrees to participate in the Plan electronically via online or third-party systems as may be designated by the Company, including the use of electronic signatures or click-through electronic acceptance of terms and conditions. Execution of this Agreement, whether in writing or electronic, shall have the same binding effect and shall fully bind Employee and the Company to all of the terms and conditions set forth in this Agreement and the Plan.
27.    Translation. To the extent the Employee has been provided with a copy of this Agreement, the Plan, or any other documents relating to the Performance Units in a language other than English, the English language documents will prevail in case of any ambiguities or divergences as a result of translation.
28.

o 0 o

Country-Specific Addendum
This Addendum includes additional country-specific notices, disclaimers, and/or terms and conditions that apply to individuals who work or reside in the countries listed below and that may be material to the Employee’s participation in the Plan. Such notices, disclaimers, and/or terms and conditions may also apply, as from the date of grant, if the Employee moves to or otherwise is or becomes subject to the applicable laws or company policies of the country listed. However, because foreign exchange regulations and other local laws are subject to frequent change, the Employee is advised to seek advice from his own personal legal and tax advisor prior to accepting or settling the Performance Units or holding or selling Shares acquired under the Plan. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Employee’s acceptance of the Performance Units or participation in the Plan. Unless otherwise noted below, capitalized terms shall have the same meaning assigned to them under the Plan, the Performance Unit Agreement and Appendix A. This Addendum forms part of the Performance Unit Agreement and should be read in conjunction with the Performance Unit Agreement and the Plan.
Securities Law Notice: Unless otherwise noted, neither the Company nor the Shares are registered with any local stock exchange or under the control of any local securities regulator outside the United States. The Performance Unit Agreement (of which this Addendum is a part), the Plan, and any other communications or materials that the Employee may receive regarding participation in the Plan do not constitute advertising or an offering of securities outside the United States, and the issuance of securities described in any Plan-related documents is not intended for public offering or circulation in Employee’s jurisdiction.

European Union and Switzerland
Data Privacy. Where the Employee is a resident of the EU or Switzerland, the following provision applies and supplements Section 25 of Appendix A of the Performance Unit Agreement. Employee understands and acknowledges that:

•    The data controller is the Company; queries or requests regarding the Employee’s Personal Data should be made in writing to the Company’s representative relating to the Plan or Performance Unit matters, who may be contacted at dataprivacy@varian.com;
•    The legal basis for the processing of Personal Data is that the processing is necessary for the performance of a contract to which the Employee is a party (namely, this Performance Unit Agreement);
•    Personal Data will be held only as long as is necessary to implement, administer and manage Employee’s participation in the Plan;
•    He or she may, at any time, access his or her Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data without cost or exercise any other rights they may have in relation to their Personal Data under applicable law, including the right to make a complaint to an EU data protection regulator.

France
Foreign Ownership Reporting
Residents of France with foreign account balances in excess of EUR 1 million or its equivalent must report monthly to the Bank of France.

Consent to Receive Information in English
By accepting the Performance Units, you confirm having read and understood the Plan and the Performance Units Agreement, which were provided in the English language. You accept the terms of those documents accordingly. En acceptant cette attribution gratuite d’actions, vous confirmez avoir lu et compris le Plan et la notification d'attribution, qui vous ont été transmis en anglais, et accepter leurs stipulations en connaissance de cause.